UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2015

American Realty Capital – Retail Centers of America II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-196594	38-3930764
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 24, 2015, the board of directors (the “Board”) of American Realty Capital—Retail Centers of America II, Inc. (the “Company”) decided to terminate the Company’s initial public offering (the “Offering”), effective immediately as the Company has not admitted shareholders and its sponsor believes that the underlying structure of the Offering is inconsistent with what the sponsor is committed to providing for all future products in response to FINRA Regulatory Notice 15-02. Pursuant to the terms of the Company’s escrow agreement, the escrow agent will promptly return all subscription payments received plus each investor’s pro rata share of the interest earned on such funds. In connection with the termination of the Offering, the Board intends to commence the dissolution and liquidation of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA II, INC.

September 25, 2015	By:	/s/ William M. Kahane
		Name:	William M. Kahane
		Title:	Chief Executive Officer, President and Chairman of the Board of Directors